UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 21, 2007

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

1-3141	Jersey Central Power & Light Company	21-0485010
(A New Jersey Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2007, Jersey Central Power & Light Company (JCP&L) completed an offering of $250,000,000 aggregate principal amount of its 5.65% Senior Notes due 2017 (2017 Notes) and $300,000,000 aggregate principal amount of its 6.15% Senior Notes due 2037 (2037 Notes and together with the 2017 Notes, Senior Notes) issued under the Indenture dated as of July 1, 1999 (Indenture), between JCP&L and The Bank of New York Trust Company, N.A., as successor trustee (Trustee). JCP&L sold the Senior Notes pursuant to a purchase agreement, dated May 16, 2007 (Purchase Agreement), between JCP&L and Barclays Capital Inc., UBS Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several initial purchasers named in the Purchase Agreement (collectively, Initial Purchasers), in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (Securities Act). The Senior Notes were resold by the Initial Purchasers within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

The 2017 Notes will mature on June 1, 2017, and interest on the 2017 Notes will accrue at a rate of 5.65% per annum from the date of original issuance and will be payable semi-annually in arrears on each June 1 and December 1, beginning on December 1, 2007, and on the date of maturity. The 2037 Notes will mature on June 1, 2037, and interest on the 2037 Notes will accrue at a rate of 6.15% per annum from the date of original issuance and will be payable semi-annually in arrears on each June 1 and December 1, beginning on December 1, 2007, and on the date of maturity.

The Senior Notes of each series will be redeemable as a whole or in part, at JCP&L’s option, at any time, at a redemption price equal to the greater of: (i) 100% of the principal amount of such Senior Notes being redeemed, or (ii) as determined by an independent investment banker, the sum of the present values of the remaining scheduled payments of principal of and interest on such Senior Notes that would be due after the related redemption date but for such redemption, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted Treasury rate determined by reference to a comparable Treasury issue having a maturity comparable to the remaining term of the Senior Notes to be redeemed, plus 20 basis points in the case of the 2017 Notes and plus 25 basis points in the case of the 2037 Notes, plus in each case, accrued and unpaid interest on such Senior Notes to the date of redemption.

As a result of the May 14, 2007 redemption described below, the release date occurred under the Indenture and, at JCP&L’s request, the Trustee surrendered for cancellation all senior note mortgage bonds previously held by it as collateral for outstanding senior notes. Accordingly, all of JCP&L’s senior notes under the Indenture, including the Senior Notes, are now unsecured general obligations ranking equally with its other unsecured and unsubordinated indebtedness. The release date occurred due to the satisfaction of the condition that the Trustee held senior note mortgage bonds constituting not less than 80% in aggregate principal amount of all outstanding JCP&L first mortgage bonds.

Subject to certain exceptions, so long as any senior notes are outstanding under the Indenture, JCP&L may not issue, assume, guarantee or permit to exist any debt secured by any lien upon any of JCP&L’s operating property, except for certain permitted secured debt, without effectively securing all outstanding senior notes issued under the Indenture, including the Senior Notes, equally and ratably with that debt (but only so long as such debt is secured). In addition, subject to certain exceptions, so long as any senior notes are outstanding under the Indenture, JCP&L may not enter into or permit to exist any sale and leaseback transaction with respect to any operating property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchasers’ commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of that operating property or the placing in operation of that operating property or of that operating property as constructed or developed or substantially repaired, altered or improved.

Pursuant to a registration rights agreement, dated as of May 21, 2007, among JCP&L and Barclays Capital Inc., UBS Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the initial purchasers (Registration Rights Agreement), JCP&L has agreed to consummate an exchange offer pursuant to an effective registration statement filed with the United States Securities and Exchange Commission (SEC) to allow holders of Senior Notes to exchange the Senior Notes for a new issue of substantially identical debt securities registered under the Securities Act. In addition, JCP&L has agreed to file, under certain circumstances, a shelf registration statement to cover resales of the Senior Notes. JCP&L has agreed to use its reasonable best efforts, subject to applicable law, to file a registration statement within 180 calendar days of the date of the original issuance of the Senior Notes and to consummate the exchange offer within 210 calendar days of the date of the original issuance of the Senior Notes. If JCP&L fails to complete the exchange offer or register the Senior Notes for resale within 210 calendar days of the date of original issuance of the Senior Notes, JCP&L will be required to pay 0.25% per annum additional interest on the Senior Notes until the exchange offer is consummated or the shelf registration statement relating to resale of the Senior Notes is declared effective by the SEC or otherwise becomes effective under the Securities Act.

A portion of the net proceeds from the issuance and sale of the Senior Notes, after deducting the Initial Purchasers’ discount and estimated expenses, will be used to redeem, as described below, certain series of JCP&L’s outstanding first mortgage bonds or to repay short-term debt that was incurred for such purpose. The remaining net proceeds will be used to fund some or all of a proposed repurchase of up to $125 million of JCP&L’s common stock from its parent company, FirstEnergy Corp., and to the extent available, for general corporate purposes.

On May 14, 2007, JCP&L redeemed all $125,000,000 outstanding principal amount of its first mortgage bonds, 7.50% Series due 2023 at a redemption price of 102% of the principal amount thereof, plus accrued interest to the redemption date. In addition, JCP&L has caused notices to be issued for the redemption (i) on June 11, 2007 of all $150,000,000 outstanding principal amount of its first mortgage bonds, 6.75% Series due 2025 at a redemption price of 101.97% of the principal amount thereof, plus accrued interest, and (ii) on July 1, 2007 of all $12,200,000 outstanding principal amount of its first mortgage bonds, Adjustable/Fixed Rate Pollution Control Series due 2015 at par, plus accrued interest, which secure a like amount of New Jersey Economic Development Authority Adjustable/Fixed Rate Pollution Control Revenue Bonds, 1985 Series (Jersey Central Power & Light Company Project) due 2015 to be concurrently redeemed.

The above descriptions of the Senior Notes, the Indenture and the Registration Rights Agreement do not purport to be a complete statement of the parties' rights and obligations under the Senior Notes, the Indenture and Registration Rights Agreement and the transactions contemplated by the Indenture and Registration Rights Agreement. The above description is qualified in its entirety by reference to the Senior Notes, the Indenture and the Registration Rights Agreement. The form of Indenture was previously filed as Exhibit 4-A to JCP&L’s Registration Statement on Form S-3 (File No. 333-78717). Copies of the forms of the Senior Notes and the Registration Rights Agreement are attached to this Form 8-K as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1 respectively, and are, together with the form of Indenture, incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01  Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Jersey Central Power & Light Company 5.65% Senior Notes due 2017.
4.2	Form of Jersey Central Power & Light Company 6.15% Senior Notes due 2037.
4.3
Indenture, dated as of July 1, 1999 between Jersey Central Power & Light Company and The Bank of New York, as successor Trustee (incorporated by reference to Exhibit 4-A to the registrant’s Registration Statement on Form S-3 (File No. 333-78717) filed on May 18, 1999).

10.1
Registration Rights Agreement, dated as of May 21, 2007, among Jersey Central Power & Light Company and Barclays Capital Inc., UBS Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several initial purchasers named in the Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 22, 2007

JERSEY CENTRAL POWER & LIGHT COMPANY
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner
Vice President and Controller